Exhibit 4.2

EXECUTION VERSION

CARDTRONICS, INC.

5.125% Senior Notes due 2022

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 1, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

This FIRST SUPPLEMENTAL INDENTURE, dated as of July 1, 2016 (this “Supplemental Indenture”), is among CARDTRONICS, INC., a Delaware corporation (the “Company”), CARDTRONICS PLC, a public limited company incorporated under the laws of England and Wales (the “Parent Guarantor”), CARDTRONICS HOLDINGS LIMITED, a private limited company organized under the laws of England and Wales (“Cardtronics UK Limited”), CATM HOLDINGS LLC, a Delaware limited liability company (“CATM Holdings”, and together with Cardtronics UK Limited, the “New Guarantors”), each of the other GUARANTORS signatory hereto (the “Existing Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to that certain Indenture, dated as of July 28, 2014 (the “Original Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”);

WHEREAS, pursuant to a merger transaction between the Company and CATM Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Cardtronics MergeCo”), contemporaneously with the effectiveness of this Supplemental Indenture, Cardtronics MergeCo will be merged with and into the Company, with the Company surviving the merger as an indirect, wholly-owned subsidiary of the Parent Guarantor (the “Merger”);

WHEREAS, in connection with the Merger, the Company has determined that it will be in the best interests of and beneficial to the Company to enter into this Supplemental Indenture for the purposes of evidencing the Merger;

WHEREAS, in connection with the Merger and pursuant to this Supplemental Indenture, the Parent Guarantor will become a Guarantor (as defined in the Original Indenture) and guarantee the Company’s obligations under the Original Indenture;

WHEREAS, in connection with the Merger and pursuant to this Supplemental Indenture, each of the New Guarantors will become a Guarantor pursuant to Section 4.9(b)(2) of the Original Indenture and guarantee the Company’s obligations under the Original Indenture;

WHEREAS, Sections 9.1(4) and (6) of the Original Indenture permit the execution of supplemental indentures without the consent of any Holders to (i) make any change to the Original Indenture that would provide additional rights or benefits to the Holders or that does not materially adversely affect the legal rights any Holder (including the addition of any new Security Guarantee) or (ii) add each of the Parent Guarantor and the New Guarantors as an additional Guarantor in accordance with the Original Indenture;

WHEREAS, the Board of Directors of the Company has determined that this Supplemental Indenture complies with the requirements of Sections 9.1(4) and (6) of the Original Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company and the Parent Guarantor have been done or performed.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

RELATION TO INDENTURE

Section 1.01                             Relation to Indenture

This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02                             Definitions

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

Section 1.03                             General References

All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein,” “hereof,” “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE II
FIRST PARAGRAPH

Section 2.01                             First Paragraph

The first paragraph of the Original Indenture is hereby amended and restated in its entirety as follows:

THIS INDENTURE, dated as of July 28, 2014, is among CARDTRONICS, INC., a Delaware corporation (the “Company”), CARDTRONICS PLC, a public limited company incorporated under the laws of England and Wales (the “Parent Guarantor”), each of the other GUARANTORS (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

ARTICLE III
DEFINITIONS AND INCORPORATION BY REFERENCE

The following definitions in Section 1.1 of the Original Indenture are hereby amended and restated in their entirety, or inserted into Section 1.1 of the Original Indenture as new definitions, as applicable:

“Asset Sale” means:

(1)                     the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of Section 4.11 hereof and/or Section 5.1 hereof; and

(2)                     the issuance of Equity Interests by any of the Parent Guarantor’s Restricted Subsidiaries or the sale by the Parent Guarantor or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1)                     any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $5.0 million;

(2)                     a transfer of assets or Equity Interests between or among the Parent Guarantor and its Restricted Subsidiaries;

(3)                     an issuance or sale of Equity Interests by a Restricted Subsidiary of the Parent Guarantor to the Parent Guarantor or to another Restricted Subsidiary;

(4)                     the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)                     the sale or other disposition of Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6)                     dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7)                     a Restricted Payment that is permitted by Section 4.4 hereof and any Permitted Investments;

(8)                     any sale or disposition of any property or equipment that has become damaged, worn out, or obsolete;

(9)                     the licensing or sublicensing of intellectual property or other general intangibles;

(10)              the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(11)              the creation of a Lien not prohibited by this Indenture.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company or the Parent Guarantor, as applicable, to have been duly adopted by the Board of Directors of the Company or the Parent Guarantor, as applicable, and to be in full force and effect on the date of such certification.

“Cash Equivalents” means:

(1)                     United States dollars, or in the case of a Foreign Subsidiary, such local currencies held by it in the ordinary course of business;

(2)                     securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3)                     certificates of deposit and eurodollar time deposits with maturities of 270 days or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4)                     repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                     commercial paper rated at least P-1 by Moody’s or A-1 by Standard & Poor’s and in each case maturing within one year after the date of acquisition;

(6)                     securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or any member state of the European Union in which the Parent Guarantor or any Subsidiary operates or anticipates operating within the next 12 months, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or Standard & Poor’s and having maturities of not more than six months from the date of acquisition;

(7)                     in the case of any Restricted Subsidiary located in a country that is outside the United States and the European Union (in which the Parent Guarantor or its Restricted Subsidiary is operating or anticipates operating within the next 12 months), any substantially similar investment to the kinds described in clauses (1) through (6) of this definition obtained in the ordinary course of business and rated the lower of (i) at least P-1 by Moody’s or A-1 by Standard & Poor’s or the equivalent thereof and (ii) the highest ranking obtainable in the applicable jurisdiction; and

(8)                     money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                     the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Parent Guarantor or one of its Subsidiaries, as applicable);

(2)                     the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor or the Company;

(3)                     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Parent Guarantor or one of its Subsidiaries, as applicable) is or becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Parent Guarantor or the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (3), such person or group shall be deemed to Beneficially Own any Voting Stock of the Parent Guarantor or the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity); or

(4)                     the first day on which a majority of the members of the Board of Directors of the Parent Guarantor are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Parent Guarantor or the Company, as applicable, becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Parent Guarantor or the Company, as applicable, immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)                     provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                     Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)                     depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)                     non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Solely for the purpose of determining the amount available for Restricted Payments under Section 4.4 hereof, notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses and non-cash items of, a Restricted Subsidiary of the Parent Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent Guarantor in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Parent Guarantor.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                     the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary thereof;

(2)                     solely for the purpose of determining the amount available for Restricted Payments under Section 4.4 hereof, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction has been waived; provided that the Net Income of such Restricted Subsidiary, to the extent so excluded from the Consolidated Net Income of the specified Person, will be restored and included in such Consolidated Net Income by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person by such Restricted Subsidiary in respect of such period;

(3)                     the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4)                     the cumulative effect of a change in accounting principles will be excluded;

(5)                     the amortization or write off of fees and expenses incurred in connection with the acquisition or integration of a Permitted Business or assets used in a Permitted Business will be excluded;

(6)                     any net after tax gain (or loss) realized upon the sale or other disposition of any assets of the Parent Guarantor, its Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any net after tax gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(7)                     extraordinary gains or losses will be excluded;

(8)                     any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock option or other rights to officers, directors and employees of the Parent Guarantor or any of its Restricted Subsidiaries will be excluded;

(9)                     any unusual, nonoperating or nonrecurring gain, loss, charge or write-down of assets, including any nonrecurring charge relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with the early retirement of Indebtedness, will be excluded;

(10)              unrealized losses and gains from Hedging Obligations included in the determination of Consolidated Net Income, including those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded; and

(11)              unrealized losses resulting from foreign currency balance sheet adjustments required by GAAP will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent Guarantor who:

(1)                     was a member of such Board of Directors of the Company on the Issue Date; or

(2)                     was nominated for election or elected to the Board of Directors of the Company prior to July 1, 2016 or the Board of Directors of the Parent Guarantor on or after July 1, 2016, as applicable, with the approval of a majority of the Continuing Directors who were members of such Board of Directors of the Company or the Parent Guarantor, as applicable, at the time of such nomination or election.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent Guarantor or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent Guarantor to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.4 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary of the Parent Guarantor other than a Foreign Subsidiary.

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Parent Guarantor (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent Guarantor) to any Person other than any Subsidiary of the Parent Guarantor.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by (a) an Officer of the Parent Guarantor or the Company, as applicable, if such price is less than $20.0 million and (b) otherwise by the Board of Directors of the Parent Guarantor or the Company, as applicable. The Board of Directors’ determination of Fair Market Value must be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                     acquisitions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including in each case any related financing transactions (including repayment of Indebtedness), during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the Parent Guarantor

(regardless of whether those expense and cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)                     the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                     the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                     consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the average rate in effect from the beginning of the applicable period to the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(5)                     if any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect in such calculation, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes;

(6)                     any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(7)                     any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(8)                     interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                     the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of debt issuance costs and the expensing of any financing fees, but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

(2)                     the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                     any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                     all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries or on any series of Preferred Stock of any such Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the payor or to the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent Guarantor that is incorporated or organized other than under the laws of the United States of America, any State thereof or the District of Columbia and that has 50% or more of its consolidated assets located outside the United States or any territory thereof.

“Guarantors” means:

(1)                     each of the Subsidiaries of the Parent Guarantor (other than the Company) executing this Indenture as initial Guarantors on the Issue Date;

(2)                     Cardtronics Holdings Limited, a private limited company organized under the laws of England and Wales, and CATM Holdings LLC, a Delaware limited liability company, each of which became a Guarantor after the Issue Date pursuant to Section 4.9(b)(2) of this Indenture; and

(3)                     the Parent Guarantor and any other Subsidiary that executes a supplement to this Indenture to Guarantee the Securities in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Security Guarantees and this Indenture in accordance with the terms of this Indenture.

“Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Parent Guarantor that neither generated 5.0% or more of the consolidated gross revenues of the Parent Guarantor and its Subsidiaries for the most recently completed fiscal quarter nor held assets as of the end of such fiscal quarter that constituted 5.0% or more of all consolidated assets of the Parent Guarantor and its Subsidiaries.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent Guarantor will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Parent Guarantor and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of

Indebtedness. Further, the accounting reclassification of any obligation of the Parent Guarantor or any of its Restricted Subsidiaries as Indebtedness will not be deemed an Incurrence of Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent Guarantor that is a Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent Guarantor and a Guarantor, the Parent Guarantor will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of.  The acquisition by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent Guarantor or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Parent Guarantor in which the Parent Guarantor or any of its Restricted Subsidiaries owns any Equity Interests.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Parent Guarantor or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)                     the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, any severance costs and any relocation expenses incurred as a result thereof;

(2)                     taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)                     amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or is required to be paid as a result of such sale;

(4)                     any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

(5)                     in the case of any Asset Sale by a Restricted Subsidiary of the Parent Guarantor, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Parent Guarantor or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Parent Guarantor or any Restricted Subsidiary thereof; and

(6)                     appropriate amounts to be provided by the Parent Guarantor or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Officers’ Certificate” means a certificate signed on behalf of the Company or the Parent Guarantor, as applicable, by at least two Officers of the Company or the Parent Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or the Parent Guarantor, as applicable, in the case of any certificate required by Section 314(a)(4) of the Trust Indenture Act, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company or the Parent Guarantor, as applicable) that meets the requirements of this Indenture.

“Other Permitted Debt” means:

(1)                     the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(2)                     the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance or surety bonds (in each case, other than for an obligation for borrowed money);

(3)                     the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to other letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or in the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(4)                     the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities;

(5)                     any Indebtedness which has been defeased in accordance with GAAP; and

(6)                     the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent Guarantor or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Parent Guarantor (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the amount so indemnified or otherwise Incurred does not exceed the gross proceeds actually received by the Parent Guarantor or any Restricted Subsidiary thereof in connection with such disposition.

“Parent Guarantor” means the Person named as the “Parent Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

“Permitted Business” means any business conducted or proposed to be conducted by the Company and the other Restricted Subsidiaries of the Parent Guarantor on the Issue Date and other businesses reasonably related or ancillary thereto as determined by the Board of Directors of the Parent Guarantor.

“Permitted Investments” means:

(1)                     any Investment in the Parent Guarantor or in a Restricted Subsidiary of the Parent Guarantor;

(2)                     any Investment in Cash Equivalents;

(3)                     any Investment by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor in a Person, if as a result of such Investment:

(a)               such Person becomes a Restricted Subsidiary of the Parent Guarantor; or

(b)               such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor;

(4)                     any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.7 hereof (or any item deemed not to be an Asset Sale pursuant to the definition thereof);

(5)                     Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

(6)                     Capital Stock or other securities received in satisfaction of judgments;

(7)                     advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent Guarantor or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8)                     commission, payroll, travel and similar advances to officers and employees of the Parent Guarantor or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9)                     Investments in any Person received in settlement of debts created in the ordinary course of business and owing to the Parent Guarantor or any of its Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor;

(10)              Investments existing on the Issue Date, including the bond hedge or capped call options purchased by the Company from one or more financial institutions to hedge the Company’s payment or delivery obligations due upon conversion of the Convertible Notes (plus any renewal or replacement of such bond hedge or capped call options by the Company or the Parent Guarantor);

(11)              endorsements of negotiable instruments and documents in the ordinary course of business;

(12)              acquisitions of assets, Equity Interests or other securities by the Parent Guarantor for consideration consisting of Equity Interests (other than Disqualified Stock) of the Parent Guarantor;

(13)              Investments in the Securities;

(14)              Investments in a Joint Venture engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are outstanding on such date, not to exceed the greater of (a) $75.0 million or (b) 7.5% of the Parent Guarantor’s Consolidated Net Assets; provided, however, that if any Investment pursuant to this clause (14) is made in any Joint Venture that becomes a Restricted Subsidiary of the Parent Guarantor after the date of such Investment, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary of the Parent Guarantor; and

(15)              Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are outstanding on such date, not to exceed the greater of (a) $30.0 million or (b) 3.0% of the Parent Guarantor’s Consolidated Net Assets; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Parent Guarantor at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Parent Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary of the Parent Guarantor.

“Permitted Liens” means:

(1)                     Liens securing Indebtedness under Credit Facilities Incurred and then outstanding pursuant to clause (1) of the definition of Permitted Debt;

(2)                     Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of this Indenture to be Incurred and/or securing Hedging Obligations related thereto; provided that, on the date of Incurrence of such Indebtedness, after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio would not be greater than 3.5 to 1.0; and provided, further, that for the purposes of the calculation of the Secured Leverage Ratio under this clause (2), the aggregate amount of any unfunded commitments under such Credit Facilities shall be added to the aggregate principal amount of such Indebtedness outstanding on the date of calculation;

(3)                     Liens in favor of the Parent Guarantor or any Restricted Subsidiary that is a Guarantor;

(4)                     Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent Guarantor or the Restricted Subsidiary;

(5)                     Liens on property existing at the time of acquisition thereof by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Parent Guarantor or the Restricted Subsidiary;

(6)                     Liens securing the Securities and the Security Guarantees;

(7)                     Liens existing on the Issue Date;

(8)                     Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(9)                     Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(10)              Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, bids, contracts (other than contracts for the payment of Indebtedness) or leases to which such Person is a party, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(11)              Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12)              statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business;

(13)              prejudgment liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired;

(14)              Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes of which such properties are held by the Parent Guarantor or such Subsidiaries;

(15)              Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred or created (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred or created more than 180 days after the later of the date of acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(16)              Liens on assets of any Foreign Subsidiary to secure Indebtedness of such Foreign Subsidiary which Indebtedness is Incurred and then outstanding pursuant to clause (9) of the definition of Permitted Debt; and

(17)              Liens incurred in the ordinary course of business of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor with respect to Indebtedness that does not exceed $15.0 million in aggregate principal amount at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                     the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)                     such Permitted Refinancing Indebtedness has a final maturity date (or redemption date, if applicable) later than the final maturity date (or redemption date, if applicable) of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                     if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or the Security Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Securities or the Security Guarantees, as the case may be, on terms at least as favorable, taken as a whole, to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                     such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Parent Guarantor; provided, however, that a Restricted Subsidiary that is also a Guarantor may Guarantee Permitted Refinancing Indebtedness Incurred by the Parent Guarantor, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary (including, in the case of the Parent Guarantor, the Company).

“Secured Leverage Ratio” means, on any date, the ratio of:

(1)                     the aggregate principal amount of Indebtedness of the Parent Guarantor and its Restricted Subsidiaries that is secured by Liens on the property of the Parent Guarantor and its Restricted Subsidiaries outstanding on such date, to:

(2)                     the aggregate amount of the Parent Guarantor’s Consolidated Cash Flow for the most recent four-quarter period for which internal financial statements are available.

The Secured Leverage Ratio shall be calculated using the same methodologies and assumptions used to calculate the Fixed Charge Coverage Ratio.

“Senior Debt” of any Person means:

(1)                     all Indebtedness of such Person outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, whether outstanding on the Issue Date or Incurred thereafter;

(2)                     any other Indebtedness of such Person permitted to be Incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is subordinated in right of payment to the Securities or any Security Guarantee; and

(3)                     all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding paragraph, Senior Debt will not include:

(1)                     any liability for federal, state, local or other taxes owed or owing by the Parent Guarantor or any Restricted Subsidiary;

(2)                     any Indebtedness of the Parent Guarantor or any Restricted Subsidiary owed to the Parent Guarantor or any of its Subsidiaries or other Affiliates;

(3)                     any trade payables;

(4)                     the portion of any Indebtedness that is Incurred in violation of this Indenture;

(5)                     any Indebtedness of the Company or any Guarantor that, when Incurred, was without recourse to the Company or such Guarantor;

(6)                     any repurchase, redemption or other obligation in respect of Disqualified Stock or Preferred Stock; or

(7)                     any Indebtedness owed to any employee of the Parent Guarantor or any of its Subsidiaries.

“Total Leverage Ratio” means, on any date, the ratio of:

(1)                     the aggregate principal amount of Indebtedness of the Parent Guarantor and its Restricted Subsidiaries on such date, to:

(2)                     the aggregate amount of the Parent Guarantor’s Consolidated Cash Flow for the most recent four-quarter period for which internal financial statements are available.

The Total Leverage Ratio shall be calculated using the same methodologies and assumptions used to calculate the Fixed Charge Coverage Ratio.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Parent Guarantor (other than the Company) that is designated by the Board of Directors of the Parent Guarantor as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.12 hereof and (2) any Subsidiary of an Unrestricted Subsidiary (other than the Company).

ARTICLE IV
COVENANTS

Article IV of the Original Indenture is hereby amended and restated in its entirety as follows:

Section 4.1                                                Payment of Securities

The Company covenants and agrees for the benefit of the Holders that it shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities, this Indenture and, in the case of any Additional Interest, the applicable Registration Rights Agreement. Payments of principal, premium, if any, and interest on the Securities shall be deemed due for all purposes under this Indenture whether such payments are due at Stated Maturity, upon redemption, upon required repurchase pursuant to Section 4.7 or 4.11 hereof, upon declaration or otherwise. Principal, premium, if any, and interest on the Securities shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Securities; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal.

All references in this Indenture, the Securities or the Security Guarantees to “interest” shall be deemed to include Additional Interest unless the context otherwise requires. The Company shall give the Trustee advance written notice of the amount of any Additional Interest that may be payable with respect to the Securities. The Trustee shall not at any time be under any duty or responsibility to any holder of the Securities to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 4.2                                                Reports

(a)               The Parent Guarantor will furnish to the Trustee and, upon request, to the Holders a copy of all of the information and reports referred to in clauses (1) and (2) below, if such information and reports are not filed electronically with the Commission, within the time periods specified in the Commission’s rules and regulations:

(1)                     all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent Guarantor were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)                     all current reports that would be required to be filed with the Commission on Form 8-K if the Parent Guarantor were required to file such reports.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Parent Guarantor or the Company, as applicable, with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Whether or not required by the Commission, the Parent Guarantor will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in clauses (1) and (2) of this Section 4.2(a) with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Parent Guarantor agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Parent Guarantor’s filings for any reason, the Parent Guarantor will post the reports referred to in clauses (1) and (2) of this Section 4.2(a) on its website within the time periods that would apply if the Parent Guarantor were required to file those reports with the Commission.

(b)               If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries or if any of the Parent Guarantor’s Subsidiaries are not Guarantors, then the Parent Guarantor will include a reasonably detailed discussion of the financial condition and results of operations of such Unrestricted Subsidiary, or if more than one, of such Unrestricted Subsidiaries, taken as a whole and of such non-Guarantor Subsidiaries taken as a whole, separately in each case, in the section of the Parent Guarantor’s quarterly and annual financial information required by Section 4.2(a) under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and further, in the case of the non-Guarantor Subsidiaries (other than the Company), also include a presentation of the financial condition and results of operations of such non-Guarantor Subsidiaries (other than the Company) on the face of the financial statements or in the footnotes thereto, separate from the financial condition and results of operations of the Parent Guarantor, the Company and the other Guarantors.

(c)                In addition, the Parent Guarantor agrees that, for so long as any Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, if at any time it is not required to file the reports required by Section 4.2(a) with the Commission, it will furnish to the Holders and to securities analysts and prospective investors in the Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)               Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or certification required by this Section 4.2 shall be deemed cured (and the Parent Guarantor shall be deemed to be in compliance with this Section 4.2) upon furnishing or filing such report or certification as contemplated by this Section 4.2 (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under Article VI hereof if the principal, premium, if any, and interest with respect to the Securities have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Section 4.3                                                Incurrence of Indebtedness

(a)               The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company or any Guarantor may Incur Disqualified Stock or other Indebtedness, and the Company and any Guarantor (other than the Parent Guarantor) may issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Parent Guarantor’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Disqualified Stock or other Indebtedness is Incurred or Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Disqualified Stock or other Indebtedness or Preferred Stock had been Incurred or issued at the beginning of such four-quarter period.

(b)               Section 4.3(a) will not prohibit the Incurrence of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                     the Incurrence by the Company or any Guarantor of Indebtedness under one or more Credit Facilities; provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (1) and then outstanding does not exceed the greater of (A) $500.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Parent Guarantor or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 4.7 or (B) $300.0 million plus 20% of the Consolidated Net Assets of the Parent Guarantor;

(2)                     the Incurrence of Existing Indebtedness;

(3)                     the Incurrence by the Company and the Guarantors of Indebtedness represented by (A) the Initial Securities, (B) any Exchange Securities issued pursuant to the Registration Rights Agreement in exchange for the Securities and (C) the related Security Guarantees;

(4)                     the Incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings, construction loans or purchase money obligations for property acquired in the ordinary course of business, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used by the Company or any such Guarantor, in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4) and then outstanding, not to exceed the greater of (A) $75.0 million or (B) 7.5% of the Parent Guarantor’s Consolidated Net Assets;

(5)                     the Incurrence by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.3(a) or clause (2), (3), (4) or (5) of this Section 4.3(b);

(6)                     the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Parent Guarantor or any of its Restricted Subsidiaries; provided, however, that:

(A)             if the Company or any Guarantor is the obligor on such Indebtedness and the payee is neither the Company nor a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of (i) all Obligations with respect to the Securities, in the case of the Company, or (ii) all Guaranteed Obligations with respect to the Security Guarantee, in the case of a Guarantor;

(B)             Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(C)             (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent Guarantor or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent Guarantor or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent Guarantor or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                     the Guarantee (A) by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor or (B) by any Restricted Subsidiary of the Parent Guarantor that is not a Guarantor of Indebtedness of a Restricted Subsidiary of the Parent Guarantor that is not a Guarantor, in each case that was permitted to be Incurred by another provision of this Section 4.3;

(8)                     the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9)                     the Incurrence by any Foreign Subsidiary of Indebtedness in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (9) and then outstanding, not to exceed the greater of (A) $50.0 million or (B) 40% of the Consolidated Net Assets of any such Foreign Subsidiaries;

(10)              the Incurrence of Other Permitted Debt;

(11)              Indebtedness of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary or is acquired by, or merged or consolidated with or into, the Parent Guarantor or any Restricted Subsidiary, or Indebtedness of the Parent Guarantor or any Restricted Subsidiary Incurred in connection with a transaction subject to Section 5.1 or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Parent Guarantor or such Restricted Subsidiary of any assets (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with or into, any Person owning such assets); provided, however, that at the time any such transaction occurs, either:

(A)             the Parent Guarantor would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.3(a) after giving pro forma effect to such transaction and the incurrence of such Indebtedness pursuant to this clause (11); or

(B)             the Fixed Charge Coverage Ratio of the Parent Guarantor (or its permitted successor) after giving pro forma effect to such transaction is equal to or higher than such ratio immediately prior to such transaction; or

(12)              the Incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (12) and then outstanding, not to exceed the greater of (A) $50.0 million or (B) 5% of the Consolidated Net Assets of the Parent Guarantor.

(c)                For purposes of determining compliance with this Section 4.3, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) of Section 4.3(b), or is entitled to be Incurred pursuant to Section 4.3(a), the Company will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.3. In addition, any Indebtedness originally classified as Incurred pursuant to clauses (1) through (12) of Section 4.3(b) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of Section 4.3(b).

(d)               For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Parent Guarantor may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.  The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.4                                                Restricted Payments

(a)               The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                     declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Parent Guarantor’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent Guarantor or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent Guarantor’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Parent Guarantor or (y) to the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor);

(2)                     purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent Guarantor or any of its Restricted Subsidiaries) any Equity Interests of the Parent Guarantor, or any Restricted Subsidiary thereof held by Persons other than the Parent Guarantor or any of its Restricted Subsidiaries;

(3)                     make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities or any Security Guarantees (except for the 2018 Notes), except (A) a payment of interest or principal at the Stated Maturity thereof or (B) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4)                     make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) of this Section 4.4(a) being collectively referred to as “Restricted Payments”),

(b)               unless, at the time of and after giving effect to such Restricted Payment:

(1)                     no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; and

(2)                     the Parent Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and

(3)                     such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent Guarantor and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (3), (4), (5), (6) and (8) of Section 4.4(c)), is less than the sum, without duplication, of (the “Restricted Payments Basket”):

(A)             50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 2010 to the period ending on July 1, 2016 plus 50% of the Consolidated Net Income of the Parent Guarantor for the period (taken as one accounting period) from July 1, 2016 to the Parent Guarantor’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B)             100% of the aggregate net cash proceeds and the Fair Market Value of assets other than cash received by the Company during the period beginning on August 26, 2010 and ending on July 1, 2016 plus 100% of the aggregate net cash proceeds and the Fair Market Value of assets other than cash received by the Parent Guarantor since July 1, 2016 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or the Parent Guarantor, as applicable, plus

(C)             with respect to Restricted Investments made by the Parent Guarantor and its Restricted Subsidiaries after August 26, 2010, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Parent Guarantor or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as

Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Parent Guarantor or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after August 26, 2010, plus

(D)             the amount by which Indebtedness of the Parent Guarantor is reduced on the Parent Guarantor’s most recent quarterly balance sheet upon the conversion or exchange subsequent to August 26, 2010 of any Indebtedness of the Company or the Parent Guarantor convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company or the Parent Guarantor (less the amount of any cash or the Fair Market Value of any other property (other than such Capital Stock) distributed by the Company or the Parent Guarantor upon such conversion or exchange) plus the amount of any cash received by the Company or the Parent Guarantor upon such conversion or exchange; provided, however, that such amount may not exceed the net proceeds received by the Parent Guarantor or any of its Restricted Subsidiaries from the Incurrence of such Indebtedness (excluding net proceeds from the sale or issuance of such Indebtedness to a Subsidiary of the Parent Guarantor or an employee ownership plan or a trust established by the Parent Guarantor or any of its Subsidiaries for the benefit of their employees), plus

(E)              $75.0 million.

The amount of the Restricted Payments Basket as of March 31, 2014 was approximately $183.2 million.

(c)                The preceding provisions will not prohibit, so long as, in the case of clauses (7), (9) and (10) of this Section 4.4(c), no Default has occurred and is continuing or would be caused thereby:

(1)                     the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)                     the payment of any dividend by a Restricted Subsidiary of the Parent Guarantor to the holders of its Common Stock on a pro rata basis;

(3)                     the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Parent Guarantor or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the Equity Interests (other than Disqualified Stock) of the Parent Guarantor or a substantially concurrent sale (other than to a Subsidiary of the Parent Guarantor) of, Equity Interests (other than Disqualified Stock) of the Parent Guarantor; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded from clause (3)(B) of Section 4.4(b);

(4)                     the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness subordinated to the Securities or the Security Guarantees in exchange for, or with the net cash proceeds from an Incurrence of, Permitted Refinancing Indebtedness;

(5)                     the purchase of Capital Stock (A) deemed to occur (i) upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof, or (ii) in lieu of payment of withholding taxes in connection with any exercise of options or warrants to acquire such Capital Stock or (B) upon exercise of bond hedge or capped call options purchased by the Company or the Parent Guarantor from one or more financial institutions to hedge the Company’s or the Parent Guarantor’s payment or delivery obligations due upon conversion of the Convertible Notes;

(6)                     the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent Guarantor or any of its Restricted Subsidiaries held by any current or former employee or director of the Parent Guarantor (or any of its Restricted Subsidiaries) pursuant to the terms of any director or employee equity subscription agreement, equity option agreement or other director or employee benefit plan entered into in the ordinary course of business; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests in a calendar year does not exceed $5.0 million (with unused amounts in any calendar year after the Issue Date of up to $5.0 million being carried over to the next succeeding calendar year);

(7)                     payments of dividends on Disqualified Stock permitted to be issued under Section 4.3 hereof;

(8)                     cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Parent Guarantor;

(9)                     other Restricted Payments if, immediately after giving effect to such Restricted Payment (including the incurrence of any Indebtedness to finance such payment) as if it had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements of the Parent Guarantor are available, the Total Leverage Ratio would not be greater than 1.75 to 1.0; and

(10)              other Restricted Payments in an aggregate amount not to exceed $100.0 million since the Issue Date.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent Guarantor or such Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend made within 60 days after the date of declaration shall be determined as of such date of declaration. Not later than the date of making any Restricted Payment (excluding Restricted Payments permitted by clauses (3), (4), (5), (6) and (8) of this Section 4.4(c)), the Parent Guarantor will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.4 were computed.

Section 4.5                                                Liens

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments under the Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Securities or the Security Guarantees, prior or senior thereto, with the same relative priority as the Securities or the Security Guarantees, as applicable, will have with respect to such subordinated Indebtedness) until such time as such Indebtedness is no longer secured by a Lien.

Section 4.6                                                Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a)               The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                     pay dividends or make any other distributions on its Capital Stock to the Parent Guarantor or any of its Restricted Subsidiaries or pay any liabilities owed to the Parent Guarantor or any of its Restricted Subsidiaries;

(2)                     make loans or advances to the Parent Guarantor or any of its Restricted Subsidiaries; or

(3)                     transfer any of its properties or assets to the Parent Guarantor or any of its Restricted Subsidiaries.

(b)               However, the preceding restrictions will not apply to encumbrances or restrictions:

(1)                     existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2)                     set forth in the Indenture, the Securities and the Security Guarantees;

(3)                     existing under, by reason of or with respect to applicable law;

(4)                     with respect to any Person or the property or assets of a Person acquired by the Parent Guarantor or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5)                     in the case of clause (3) of Section 4.6(a):

(A)             restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)             existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent Guarantor or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture;

(C)             arising or existing by reason of construction loans or purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations, in each case to the extent permitted under this Indenture;

(D)             restricting in a customary manner the transfer of intellectual property in connection with licenses of such intellectual property in the ordinary course of business;

(E)              existing under or by reason of provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements and other similar agreements, in each case to the extent permitted under this Indenture, so long as any such encumbrances or restrictions are not applicable to any Person (to its property or assets) other than such Joint Venture or a Subsidiary thereof; or

(F)               arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent Guarantor or any Restricted Subsidiary thereof in any manner material to the Parent Guarantor or any Restricted Subsidiary thereof;

(6)                     existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property or assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7)                     on cash or other deposits or net worth imposed by customers or required by utility, insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8)                     the issuance of Preferred Stock by a Restricted Subsidiary of the Parent Guarantor or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to Section 4.3 hereof and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(9)                     in the terms of any Indebtedness of any Foreign Subsidiary or any agreement pursuant to which such Indebtedness was Incurred, if either (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (B) the Parent Guarantor determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Securities, as determined in good faith by the Board of Directors of the Parent Guarantor, whose determination shall be conclusive; and

(10)              in any other agreement governing Indebtedness of the Company or any Guarantor of the Company that is permitted to be Incurred by Section 4.3 hereof; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the Indenture or the Credit Agreement as it exists on the Issue Date.

Section 4.7                                                Asset Sales

(a)               The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                     the Parent Guarantor (or a Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                     at least 75% of the consideration therefor received by the Parent Guarantor or a Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

(A)             any liabilities (as shown on the Parent Guarantor’s or a Restricted Subsidiary’s most recent balance sheet) of the Parent Guarantor or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Securities or any Security Guarantee and liabilities to the extent owed to the Parent Guarantor or any Affiliate of the Parent Guarantor) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Parent Guarantor or such Restricted Subsidiary from further liability therefor;

(B)             any securities, notes or other obligations received by the Parent Guarantor or any Restricted Subsidiary from such transferee that are converted by the Parent Guarantor or such Restricted Subsidiary into cash within 90 days of the Asset Sale (to the extent of the cash received in that conversion); and

(C)             any Designated Non-Cash Consideration received by the Parent Guarantor or any of its Restricted Subsidiaries in such Asset Sale having an aggregated Fair Market Value, taken together with all other Designated Non-Cash consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) 10.0% of the Parent Guarantor’s Consolidated Net Assets as of the date or receipt of such Designated Non-Cash Consideration and (ii) $100.0 million (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)               Within 540 days after the receipt of any Net Proceeds from an Asset Sale, the Parent Guarantor or any Restricted Subsidiary may apply such Net Proceeds at its option:

(1)                     to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2)                     to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 90 days after the date of such binding agreement and (y) if such purchase is not consummated, within the period set forth in the immediately preceding subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)).

Pending the final application of any such Net Proceeds, the Parent Guarantor or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c)                On the 541st day after an Asset Sale or such earlier date, if any, as the Company determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.7(b) (each such date being referred to as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in Section 4.7(b) (“Excess Proceeds”) will be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders and all holders of other Indebtedness that ranks pari passu in right of payment with the Securities or any Security Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased using the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Securities and such other pari passu Indebtedness plus accrued and unpaid interest, if any, to the date of purchase (the “Asset Sale Payment”), and will be payable in cash. The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $20.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $20.0 million) will be applied as provided in this Section 4.7(c). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent Guarantor or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Securities and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Securities and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, Excess Proceeds subject to such Asset Sale and still held by the Company and the Parent Guarantor will no longer be deemed to be Excess Proceeds.

(d)               Within 30 days following the date when the Company becomes obligated to make an Asset Sale Offer, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Securities on the date (the “Asset Sale Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is sent, pursuant to the procedures required by this Indenture and described in such notice.

(e)                On the Asset Sale Payment Date, the Company will, to the extent lawful:

(1)                     accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to proration based on the amount of Excess Proceeds pursuant to clause (c) above of this Section 4.7;

(2)                     deposit with the Paying Agent an amount equal to the amount of Excess Proceeds that, after giving effect to proration with holders of pari passu Indebtedness pursuant to clause (c) above of this Section 4.7, is allocable to the Securities or portions thereof so tendered (or, if less, the aggregate Asset Sale Payment for all Securities validly tendered and not withdrawn); and

(3)                     deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(f)                 The Paying Agent will promptly mail or wire transfer to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this Section 4.7, the Asset Sale Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

(g)                If the Asset Sale Offer Payment Date is after the taking of a record of the Holders on a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Security is registered on such record date, and no other interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

(h)               The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.7 by virtue of such compliance.

Section 4.8                                                Transactions With Affiliates

(a)               The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)                     such Affiliate Transaction is on terms that are no less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Parent Guarantor or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent Guarantor or any of its Restricted Subsidiaries; and

(2)                     the Parent Guarantor delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.8(a), and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent Guarantor.

(b)               The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.8(a) hereof:

(1)                     transactions between or among the Parent Guarantor and/or its Restricted Subsidiaries;

(2)                     payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company and the Parent Guarantor;

(3)                     Restricted Payments that are permitted by Section 4.4 hereof including, without limitation, payments included in the definition of “Permitted Investments”;

(4)                     any sale of Equity Interests (other than Disqualified Stock) of the Parent Guarantor or any of its Restricted Subsidiaries;

(5)                     the receipt by the Company of any capital contribution from its shareholders prior to July 1, 2016, or the receipt by the Parent Guarantor of any capital contribution from its shareholders on or after July 1, 2016;

(6)                     transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified or supplemented or replaced, taken as a whole, is not more disadvantageous to the Parent Guarantor and its Restricted Subsidiaries in any material respect than the original agreements or arrangements in existence on the Issue Date;

(7)                     transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Parent Guarantor solely because the Parent Guarantor owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person;

(8)                     transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Board of Directors of the Parent Guarantor or the senior management of the Parent Guarantor, such transactions are on terms not materially less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Parent Guarantor; and

(9)                     any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Parent Guarantor or any of its Restricted Subsidiaries with officers and employees of the Parent Guarantor or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Parent Guarantor or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by the Board of Directors of the Parent Guarantor.

Section 4.9                                                Additional Security Guarantees

(a)               If the Parent Guarantor or any of its Restricted Subsidiaries acquires or creates another Wholly-Owned Subsidiary (other than an Immaterial Subsidiary or a Foreign Subsidiary) on or after the Issue Date, then that newly acquired or created Wholly-Owned Subsidiary must become a Guarantor of the Securities by executing a supplemental indenture substantially in the form of Exhibit E hereto and delivering it to the Trustee within 30 days of such acquisition or creation.

(b)               In addition, (1) any Immaterial Subsidiary that no longer meets the definition of an Immaterial Subsidiary, and (2) any other Restricted Subsidiary of the Parent Guarantor (including any Immaterial Subsidiary and any Foreign Subsidiary) that Guarantees any other Indebtedness of the Company or any Guarantor, must become a Guarantor of the Securities by executing a supplemental indenture substantially in the form of Exhibit E hereto and delivering it to the Trustee within 30 days, if it is not already a Guarantor at such time.

Section 4.10                                         Business Activities

The Parent Guarantor will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent Guarantor and its Restricted Subsidiaries taken as a whole.

Section 4.11                                         Change of Control

(a)               If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Securities under Section 3.7 hereof, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities pursuant to an offer (a “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company will offer a payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). Except as provided in Section 4.11(g) below, no later than 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Securities under Section 3.7 hereof, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

(b)               On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                     accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)                     deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3)                     deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(c)                The Paying Agent will promptly mail or wire transfer to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)               If the Change of Control Payment Date is after the taking of a record of the Holders on a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(e)                Prior to complying with any of the provisions of this Section 4.11, but in any event no later than the Change of Control Payment Date, the Company must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of Securities required by this Section 4.11.

(f)                 The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of this Indenture are applicable.

(g)                The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(h)               A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(i)                   If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 4.11(g), purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the Redemption Date. Any redemption pursuant to this Section 4.11(i) will be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 4.12                                         Designation of Restricted and Unrestricted Subsidiaries

(a)               The Board of Directors of the Parent Guarantor may designate any Restricted Subsidiary of the Parent Guarantor (other than the Company) to be an Unrestricted Subsidiary; provided that:

(1)                     the aggregate Fair Market Value of all outstanding Investments owned by the Parent Guarantor and its Restricted Subsidiaries in the Subsidiary being so designated will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.4 hereof;

(2)                     the Subsidiary being so designated:

(A)             except as permitted by Section 4.8 hereof, is not party to any agreement, contract, arrangement or understanding with the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent Guarantor or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent Guarantor;

(B)             is a Person with respect to which neither the Parent Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(C)             has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(3)                     no Default or Event of Default would be in existence following such designation.

(b)               Any designation of a Restricted Subsidiary of the Parent Guarantor as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements and such failure continues for a period of 30 days, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Parent Guarantor as of such date and, if such Indebtedness, Investments or

Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company and the Parent Guarantor will be in default under this Indenture.

(c)                The Board of Directors of the Parent Guarantor may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)                     such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent Guarantor of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.3 hereof;

(2)                     all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under Section 4.4 hereof;

(3)                     all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.5 hereof; and

(4)                     no Default or Event of Default would be in existence following such designation.

Section 4.13                                         Payments for Consent

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.14                                   Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities

So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.3 hereof, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the City and State of New York where the Securities may be surrendered for exchange or registration of transfer and where the Securities may be presented or surrendered for payment. If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders or presentations may be made at the designated Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive at the aforesaid office all such surrenders or presentations. The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City and State of New York for such purposes. The Company will give to the Trustee prompt written notice of the location of any such other office or agency and of any change of location thereof.

Section 4.15                                         Appointment to Fill a Vacancy in the Office of Trustee

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.16                                         Provision as to Paying Agent

(a)               If the Company shall appoint a Paying Agent other than the Trustee, in accordance with the terms of this Indenture, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall undertake, subject to the provisions of this Section 4.16:

(1)                     that it will hold all sums held by it as such Agent for the payment of the principal of, premium, if any, or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders and will notify the Trustee of the receipt of sums to be so held;

(2)                     that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable;

(3)                     that it will at any time during the continuance of any Event of Default specified in Section 6.1, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it; and

(4)                     that it will acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

(b)               If neither the Parent Guarantor nor a Restricted Subsidiary is acting as Paying Agent, the Company will, by 11:00 a.m. (New York City time) on the due date of the principal of, premium, if any, or interest on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

(c)                If the Parent Guarantor or a Restricted Subsidiary is acting as Paying Agent, the Company will, by 11:00 a.m. (New York City time) on each due date of the principal of, premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action.

(d)               Anything in this Section 4.16 to the contrary notwithstanding, the Parent Guarantor or any Restricted Subsidiary acting as Paying Agent may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to any other Paying Agent for delivery to the Trustee all sums held in trust by it, as required by this Section 4.16, such sums to be delivered by such Paying Agent to the Trustee to be held by the Trustee upon the trusts herein contained.

(e)                Anything in this Section 4.16 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.16 is subject to the provisions of Section 8.4 and Section 8.6.

Section 4.17                                         Maintenance of Corporate Existence

So long as any of the Securities shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Article V of this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.18                                         Compliance Certificate

(a)               The Company and the Guarantors shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 2014, a statement (which need not be an Officers’ Certificate) signed by the principal executive officer, the principal accounting officer or the principal financial officer of each of the Company and the Guarantors, stating that a review of the activities of the Parent Guarantor and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Guarantors has performed its obligations under this Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the statement shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(b)               So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.19                                         Taxes

The Parent Guarantor will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the financial condition of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole.

Section 4.20                                         Stay, Extension and Usury Laws

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.21                                         Covenant Suspension

(a)               If at any time after the Issue Date (1) the rating assigned to the Securities by either Standard & Poor’s or Moody’s is an Investment Grade Rating, (2) no Default has occurred and is continuing under this Indenture and (3) the Parent Guarantor has delivered to the Trustee an Officers’ Certificate certifying to the foregoing provisions of this sentence (the occurrence of the events described in the foregoing clauses (1), (2) and (3) being collectively referred to as a “Covenant Suspension Event”), the Parent Guarantor and its Restricted Subsidiaries will no longer be subject to the provisions of Sections 4.3, 4.4, 4.6, 4.7, 4.8, 4.10, 4.13 and clause (3) of Section 5.1(a) (collectively, the “Suspended Covenants”).

(b)               If either Standard & Poor’s or Moody’s withdraws its ratings or downgrades the ratings assigned to the Securities below the Investment Grade Rating so that the Securities do not have an Investment Grade Rating from either Standard & Poor’s or Moody’s, then the Parent Guarantor and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the “Reinstatement Date”). The period of time between any Covenant Suspension Event and the corresponding Reinstatement Date is referred to as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during any Suspension Period.

(c)                During any Suspension Period, the Parent Guarantor may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.12.

(d)               In the event of any such reinstatement of the Suspended Covenants, (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 4.4 had been in effect prior to, but not during, the Suspension Period, and (2) all Indebtedness Incurred, including any Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to clause (3) of Section 4.3(b). In addition, for purposes of Section 4.8, all agreements and arrangements entered into by the Parent Guarantor and any Restricted Subsidiary with an Affiliate of the Parent Guarantor during the Suspension Period prior to such Reinstatement Date will be deemed to have been entered into on or prior to the Issue Date and permitted by clause (6) of Section 4.8(b), and for purposes of Section 4.6, all contracts entered into during the Suspension Period prior to such Reinstatement Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

(e)                Promptly following the occurrence of any Covenant Suspension Event or Reinstatement Date, the Company will provide written notice to the Trustee regarding such occurrence.

ARTICLE V
SUCCESSOR COMPANY

Article V of the Original Indenture is hereby amended and restated in its entirety as follows:

Section 5.1                                                Merger, Consolidation or Sale of Assets

(a)               The Parent Guarantor or the Company, as applicable, will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent Guarantor or the Company, as applicable, is the surviving Person) or (2) sell, assign, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Parent Guarantor and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                     either: (A) the Parent Guarantor or the Company, as applicable, is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor or the Company, as applicable) or to which such sale, assignment, transfer, lease or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Parent Guarantor or the Company, as applicable, under the Securities, in the case of the Company, and this Indenture pursuant to a supplement to the Indenture reasonably satisfactory to the Trustee;

(2)                     immediately after giving effect to such transaction no Default or Event of Default exists;

(3)                     immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Parent Guarantor or the Company, as applicable, or the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor or the Company, as applicable), or to which such sale, assignment, transfer, lease or other disposition will have been made, will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof or (b) the Fixed Charge Coverage Ratio of the Parent Guarantor or the Person formed by or surviving any such consolidation or merger (if the consolidation or merger involves the Parent Guarantor and the Parent Guarantor does not survive such transaction), or to which such sale, assignment, transfer, lease or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Parent Guarantor immediately before such transaction;

(4)                     unless the Parent Guarantor or the Company, as applicable, is the surviving Person in such transaction, each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.1(a), will have by a supplement to the Indenture reasonably satisfactory to the Trustee confirmed that its Security Guarantee will apply to the obligations of the successor to the Parent Guarantor or the Company under the Securities and this Indenture; and

(5)                     the Parent Guarantor or the Company, as applicable, delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) of this Section 5.1(a)) and Opinion of Counsel, in each case stating that such transaction and any such supplement to the Indenture comply with this Section 5.1(a) and that all conditions precedent provided for in this Section 5.1(a) relating to such transaction have been complied with.

(b)               Clause (a)(3) of this Section 5.1 will not apply to any merger, consolidation or sale, assignment, transfer, lease or other disposition of assets between or among the Parent Guarantor and any of its Restricted Subsidiaries.

Section 5.2                                                Successor Substituted

Upon any consolidation or merger, or any sale, assignment, transfer, lease or other disposition of all or substantially all of the properties or assets of the Parent Guarantor or the Company, as applicable, in accordance with Section 5.1 hereof, the successor formed by such consolidation or into or with which the Parent Guarantor or the Company, as applicable, is merged or to which such sale, assignment, transfer, lease or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease or other disposition, the provisions of this Indenture referring to the “Parent Guarantor” or the “Company,” as applicable, will refer instead to the successor and not to the Parent Guarantor or the Company), and may exercise every right and power of, the Parent Guarantor or the Company, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Parent Guarantor or the Company in this Indenture, and the Parent Guarantor or the Company, as applicable, unless the Parent Guarantor or the Company is the surviving Person in such transaction and except in the case of a lease, will be released from any further obligations under the Securities or this Indenture.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.1 and Section 6.2 of the Original Indenture are hereby amended and restated in their entirety as follows:

Section 6.1                                                Events of Default

Each of the following is an “Event of Default”:

(1)                     default for 30 days in the payment when due of interest on the Securities;

(2)                     default in payment when due (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Securities;

(3)                     failure by the Parent Guarantor or any of its Restricted Subsidiaries to consummate a purchase of the Securities when required by Section 4.7 or 4.11 hereof or failure to comply with Section 5.1 hereof;

(4)                     failure by the Parent Guarantor for 180 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Securities outstanding to comply with Section 4.2 hereof;

(5)                     failure by the Parent Guarantor or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Securities outstanding to comply with any of the other agreements in this Indenture;

(6)                     default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which is Guaranteed by the Parent Guarantor or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)             is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default’); or

(B)             results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(7)                     failure by the Parent Guarantor or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)                     except as permitted by this Indenture, any Security Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Security Guarantee; and

(9)                     (A) the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Parent Guarantor (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding in which it is a debtor;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) consents to the institution of a bankruptcy or an insolvency proceeding against it; or takes any comparable action under any foreign laws relating to insolvency; or

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)  is for relief against the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Parent Guarantor (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) in an involuntary case in which it is a debtor;

(ii) appoints a Custodian of the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Parent Guarantor (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Parent Guarantor (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

Section 6.2                                                Acceleration of Maturity; Annulment

(a)               If an Event of Default (other than an Event of Default described in clause (9) of Section 6.1) occurs and is continuing, the Trustee by notice in writing to the Company specifying the Event of Default, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice in writing to the Company and the Trustee specifying the Event of Default, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

(b)               If an Event of Default described in clause (9) of Section 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities will become and be immediately due and payable without any further action or notice on the part of the Trustee or any Holders.

(c)                In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.7 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

(d)               In the event of a declaration or acceleration of the Securities because an Event of Default described in clause (6) of Section 6.1 above has occurred and is continuing, the declaration of acceleration of the Securities will be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to clause (6) of Section 6.1 above is remedied or cured by the Parent Guarantor or any of its Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

ARTICLE VII

SECURITY GUARANTEES

Section 10.3 and Section 10.9 of the Original Indenture are hereby amended and restated in their entirety as follows:

Section 10.3                             Execution and Delivery of Security Guarantee

To evidence its Security Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation of such Security Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture (or a supplemental indenture substantially in form of Exhibit E hereof) will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Security Guarantee set forth in Section 10.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Security Guarantee. If an Officer whose facsimile signature is on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that (i) the Parent Guarantor or any of its Restricted Subsidiaries acquires or creates another Wholly-Owned Subsidiary (other than an Immaterial Subsidiary or a Foreign Subsidiary) on or after the Issue Date, (ii) any Immaterial Subsidiary no longer meets the definition of an Immaterial Subsidiary or (iii) any other Restricted Subsidiary of the Parent Guarantor (other than the Company, but including any Immaterial Subsidiary or any Foreign Subsidiary) Guarantees any other Indebtedness of the Company or any Guarantor, the Parent Guarantor will, to the extent required, comply with the provisions of Section 4.9 hereof.

Section 10.9                             Merger, Consolidation or Sale of Assets of a Guarantor; Release of a Guarantor

(a)               A Guarantor (other than the Parent Guarantor) may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)                     immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)                     either:

(A)             the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture and its Security Guarantee pursuant to a supplemental indenture substantially in the form of Exhibit E hereto or otherwise reasonably satisfactory to the Trustee; or

(B)             such sale or other disposition or consolidation or merger complies with Section 4.7 hereof.

(b)               The Security Guarantee of a Guarantor (other than the Parent Guarantor) shall be automatically and unconditionally released:

(1)                     in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor, if the sale or other disposition complies with Section 4.7 hereof;

(2)                     in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor, if the sale or other disposition complies with Section 4.7 hereof, and such Guarantor ceases to be a Restricted Subsidiary of the Parent Guarantor as a result of such sale or other disposition;

(3)                     if the Parent Guarantor properly designates a Guarantor as an Unrestricted Subsidiary under this Indenture;

(4)                     if the Company exercises either its legal defeasance option or its covenant defeasance option in accordance with Section 8.1(b) hereof or if it satisfies and discharges this Indenture with respect to the Securities in accordance with Section 8.1(a) hereof;

(5)                     upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default has occurred and is continuing; or

(6)                     solely in the case of a Security Guarantee created pursuant to clause (b)(2) of Section 4.9 hereof, upon the release or discharge of the Guarantee which resulted in the creation of such Security Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

(c)                                  Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that any of the conditions described in clauses (1)-(6) of Section 10.9(b) has occurred, the Trustee shall execute any supplemental indenture or other documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Security Guarantee and this Indenture.

ARTICLE VIII

MISCELLANEOUS

Section 11.2 of the Original Indenture is hereby amended and restated in its entirety as follows:

Section 11.2                             Notices

Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows (unless the Company and the Trustee agree to another method of delivery):

if to the Company or the Guarantors:

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Attention: Chief Financial Officer

Facsimile: (832) 308-4825

with copies (which shall not constitute notice) to:

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Attention: General Counsel

Facsimile: (832) 308-4770

and

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Attention: Treasurer

Facsimile: (832) 308-4750

if to the Trustee:

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Attention: Corporate, Municipal & Escrow Services

Facsimile: (214) 756-7401

The Company or the Guarantors, by notice to the Trustee, or the Trustee by notice to the Company and the Guarantors, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder of a Definitive Security shall be sent to the Holder at the Holder’s registered address as it appears in the Registrar’s books by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, and any notice or communication to the Holder of a Global Security shall be given in accordance with the Depositary’s applicable rules and procedures.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1                                    Certain Trustee Matters

The recitals contained herein are an integral part of this Supplemental Indenture and shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof or thereof by the Company.

Section 9.2                                    Agreement to Guarantee

Each of the Parent Guarantor and the New Guarantors hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Guaranteed Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture.  The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Security Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantees.  Each of the Parent Guarantor and the New Guarantors agrees that its Security Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Security Guarantee.

Section 9.3                                    Continued Effect

Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby and thereby, is in all respects hereby ratified and confirmed.  This Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture, as supplemented and amended, in the manner and to the extent herein and therein provided.

Section 9.4                                    Governing Law

THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9.5                                    Multiple Originals; Counterparts

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CARDTRONICS, INC.

By:	/s/ E. Brad Conrad
Name:	E. Brad Conrad
Title:	Chief Accounting Officer

PARENT GUARANTOR:

CARDTRONICS PLC

By:	/s/ E. Brad Conrad
Name:	E. Brad Conrad
Title:	Director and Chief Accounting Officer

NEW GUARANTORS:

CARDTRONICS HOLDINGS LIMITED

By:	/s/ E. Brad Conrad
Name:	E. Brad Conrad
Title:	Director

CATM HOLDINGS LLC

By:	/s/ E. Brad Conrad
Name:	E. Brad Conrad
Title:	Chief Accounting Officer and Treasurer

GUARANTORS:

CARDTRONICS USA, INC.
CARDTRONICS HOLDINGS, LLC
ATM NATIONAL, LLC

By:	/s/ E. Brad Conrad
Name:	E. Brad Conrad
Title:	Chief Accounting Officer

Signature Page to First Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Signature Page to First Supplemental Indenture